Houlihan Lokey Reports Fiscal Year and Fourth Quarter Fiscal 2019 Financial Results

– Record Fiscal Year 2019 Revenues of $1,084 million –
– Fiscal Year 2019 Diluted EPS of $2.42 –
– Adjusted Fiscal Year 2019 Diluted EPS of $2.87 –

– Fourth Quarter Fiscal 2019 Revenues of $291 million –
– Fourth Quarter Fiscal 2019 Diluted EPS of $0.69 –
– Adjusted Fourth Quarter Fiscal 2019 Diluted EPS of $0.86 –

– Increased Dividend 15% to $0.31 per Share for First Quarter Fiscal 2020 –

LOS ANGELES and NEW YORK - May 8, 2019 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2019. For the fiscal year, revenues grew 13% to a fiscal year record of $1,084 million, compared with $963 million for the fiscal year ended March 31, 2018. For the fourth quarter, revenues increased 19% to $291 million, compared with $245 million for the fourth quarter ended March 31, 2018.
Net income was $159 million, or $2.42 per diluted share, for the fiscal year ended March 31, 2019, compared with $172 million, or $2.60 per diluted share, for the fiscal year ended March 31, 2018. Adjusted net income for the fiscal year ended March 31, 2019 grew 19% to $189 million, or $2.87 per diluted share, compared with $159 million, or $2.39 per diluted share, for the fiscal year ended March 31, 2018.
Net income increased 19% to $45 million, or $0.69 per diluted share, for the fourth quarter ended March 31, 2019, compared with $38 million, or $0.58 per diluted share, for the fourth quarter ended March 31, 2018. Adjusted net income for the fourth quarter ended March 31, 2019 grew 30% to $56 million, or $0.86 per diluted share, compared with $43 million, or $0.65 per diluted share, for the fourth quarter ended March 31, 2018.
"We are pleased to report another record year at Houlihan Lokey, with all three business segments contributing to our growth. Our corporate finance business continued to capture market share around the world to produce another record year; our financial restructuring business delivered strong results for the year in a low default rate environment; and our financial advisory services business had its best year ever with continued productivity improvements across the service lines. We enter fiscal 2020 with positive momentum in all three of our product lines and a generally healthy business environment. Our performance in fiscal 2019 could not have been achieved without the hard work and success from our nearly 1,400 employees.  I would like to thank all of our employees, clients and shareholders for helping us achieve record results once again this year." stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
Revenues	$291,378	$244,753	$1,084,385	$963,364
Operating expenses:
Employee compensation and benefits	190,391	155,519	692,073	636,631
Non-compensation expenses	40,022	29,472	172,785	112,287
Operating income	60,965	59,762	219,527	214,446
Other (income) expense, net	(1,508)	(1,052)	(4,793)	(3,390)
Income before provision for income taxes	62,473	60,814	224,320	217,836
Provision for income taxes	17,125	22,715	65,214	45,553
Net income attributable to Houlihan Lokey, Inc.	$45,348	$38,099	$159,106	$172,283

Diluted net income per share of common stock	$0.69	$0.58	$2.42	$2.60

Revenues

For the fiscal year ended March 31, 2019, revenues increased to $1,084 million, compared with $963 million for the fiscal year ended March 31, 2018. For the fiscal year, Corporate Finance ("CF") revenues increased 15%, Financial Restructuring ("FR") revenues increased 8%, and Financial Advisory Services ("FAS") revenues increased 13% when compared with the fiscal year ended March 31, 2018. Revenues for the fiscal year ended March 31, 2019 included $33.6 million in expense reimbursements as a result of the adoption of ASC 606 effective April 1, 2018 that now clarifies that reimbursements of out-of-pocket expenses should be included in revenues, whereas prior to adoption we had been reporting non-compensation expenses net of such reimbursements.

For the fourth quarter ended March 31, 2019, revenues increased to $291 million, compared with $245 million for the fourth quarter ended March 31, 2018. For the quarter, CF revenues increased 11%, FR revenues increased 28%, and FAS revenues increased 27% when compared with the fourth quarter ended March 31, 2018. Revenues for the quarter ended March 31, 2019 included $8.3 million in expense reimbursements as a result of the adoption of ASC 606.

Expenses

The Company’s employee compensation and benefits, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

(Unaudited and in thousands)

	Three Months Ended March 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2019	2018	2019	2018
Expenses:
Employee compensation and benefits	$190,391	$155,519	$177,122	$153,098
% of Revenues	65.3%	63.5%	60.8%	62.6%
Non-compensation expenses	$40,022	$29,472	$38,449	$27,918
% of Revenues	13.7%	12.0%	13.2%	11.4%
Provision for Income Taxes	$17,125	$22,715	$21,236	$21,760
% of Pre-Tax Income	27.4%	37.4%	27.5%	33.6%

(Unaudited and in thousands)

	Twelve Months Ended March 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2019	2018	2019	2018
Expenses:
Employee compensation and benefits	$692,073	$636,631	$660,388	$611,714
% of Revenues	63.8%	66.1%	60.9%	63.5%
Non-compensation expenses	$172,785	$112,287	$163,706	$109,458
% of Revenues	15.9%	11.7%	15.1%	11.4%
Provision for Income Taxes	$65,214	$45,553	$75,309	$85,365
% of Pre-Tax Income	29.1%	20.9%	28.5%	35.0%

*Note: The adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $692 million for the fiscal year ended March 31, 2019, compared with $637 million for the fiscal year ended March 31, 2018. Adjusted employee compensation and benefits expenses were $660 million for the fiscal year ended March 31, 2019, compared with $612 million for the fiscal year ended March 31, 2018. This resulted in an adjusted compensation ratio of 60.9% for the fiscal year ended March 31, 2019, versus 63.5% for the fiscal year ended March 31, 2018. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in fee revenues for the year when compared with last year.

Non-compensation expenses were $173 million for the fiscal year ended March 31, 2019, compared with $112 million for the fiscal year ended March 31, 2018. Adjusted non-compensation expenses were $164 million for the fiscal year ended March 31, 2019, compared with $109 million for the fiscal year ended March 31, 2018. The increase in GAAP and adjusted non-compensation expenses was primarily driven by (i) the recognition of reimbursements of out-of-pocket expenses as revenues rather than reporting non-compensation expense net of such amounts as was the case in the prior year period, (ii) higher rent expense primarily as a result of standard increases to base rent across several offices, and duplicative rent and occupancy costs associated with an office move and consolidation in London, and (iii) higher professional fees and general operating expenses associated with the growth of the Company.

The provision for income taxes was $65 million, representing an effective tax rate of 29.1% for the fiscal year ended March 31, 2019, compared with $46 million, representing an effective tax rate of 20.9% for the fiscal year ended March 31, 2018. The increase in the Company's effective tax rate was primarily a result of the adoption of ASU 2016-09, Compensation - Stock Compensation, which resulted in a decrease to the provision for income taxes for the fiscal year ended March 31, 2018 due to the vesting of share awards that were accelerated during calendar year 2017, as well as the Tax Cuts and Jobs Act (the "Tax Act") that was enacted into law in December 2017 and created a rate benefit upon enactment in the fiscal year ended March 31, 2018 due to the Company’s re-measurement of deferred tax items. The adjusted provision for income taxes was $75 million, representing an adjusted effective tax rate of 28.5% for the fiscal year ended March 31, 2019, compared with $85 million, representing an adjusted effective tax rate of 35.0% for the fiscal year ended March 31, 2018. The decrease in the Company's adjusted effective tax rate was primarily a result of a lower statutory federal tax rate per the Tax Act.

Employee compensation and benefits expenses were $190 million for the fourth quarter ended March 31, 2019, compared with $156 million for the fourth quarter ended March 31, 2018. Adjusted employee compensation and benefits expenses were $177 million for the fourth quarter ended March 31, 2019, compared with $153 million for the fourth quarter ended March 31, 2018. This resulted in an adjusted compensation ratio of 60.8% for the fourth quarter ended March 31, 2019, versus 62.6% for the fourth quarter ended March 31, 2018. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in fee revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $40 million for the fourth quarter ended March 31, 2019, compared with $29 million for the fourth quarter ended March 31, 2018. Adjusted non-compensation expenses were $38 million for the fourth quarter ended March 31, 2019, compared with $28 million for the fourth quarter ended March 31, 2018. The increase in GAAP and adjusted non-compensation expenses was primarily driven by (i) the recognition of reimbursements of out-of-pocket expenses as revenues rather than reporting non-compensation expense net of such amounts as was the case in the prior year period, (ii) higher rent expense primarily as a result of standard increases to base rent across several offices and duplicative rent and occupancy costs associated with an office move and consolidation in London, and (iii) higher professional fees and general operating expenses associated with the growth of the Company.

The provision for income taxes was $17 million, representing an effective tax rate of 27.4% for the fourth quarter ended March 31, 2019, compared with $23 million, representing an effective tax rate of 37.4% for the fourth quarter ended March 31, 2018. The adjusted provision for income taxes was $21 million, representing an adjusted effective tax rate of 27.5% for the fourth quarter ended March 31, 2019, compared with $22 million, representing an adjusted effective tax rate of 33.6% for the fourth quarter ended March 31, 2018. The decrease in the effective tax rate and adjusted effective tax rate was a result of a lower statutory federal tax rate per the Tax Act.

Segment Reporting for the Fourth Quarter

Corporate Finance revenues increased 11% to $144 million for the fourth quarter ended March 31, 2019, compared with $130 million in the fourth quarter ended March 31, 2018. Revenues increased primarily as a result of an increase in the number of transactions that closed during the quarter compared to the same period last year, coupled with the recognition of reimbursements of out-of-pocket expenses as revenues. CF closed 64 transactions in the fourth quarter ended March 31, 2019, versus 56 transactions in the fourth quarter ended March 31, 2018. CF's average transaction fee for the quarter was slightly lower when compared with the same period last year.

(Unaudited and $ in thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
Corporate Finance
Revenues	$144,439	$129,820	$607,333	$528,643
# of MDs	108	92	108	92
# of Closed Transactions	64	56	284	226
For the fourth quarter ended March 31, 2019, Financial Restructuring revenues increased 28% to $100 million, compared with $78 million in the fourth quarter ended March 31, 2018. FR closed 27 transactions in the fourth quarter ended March 31, 2019, versus 26 transactions in the fourth quarter ended March 31, 2018, and FR's average transaction fee for the quarter was significantly higher when compared with the same period last year.

(Unaudited and $ in thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
Financial Restructuring
Revenues	$99,601	$77,673	$317,774	$294,142
# of MDs	44	42	44	42
# of Closed Transactions	27	26	81	77
For the fourth quarter ended March 31, 2019, Financial Advisory Services revenues increased 27% to $47 million, compared with $37 million in the fourth quarter ended March 31, 2018. The growth in revenues was primarily a result of higher average fees per fee event.

(Unaudited and $ in thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
Financial Advisory Services
Revenues	$47,338	$37,260	$159,278	$140,579
# of MDs	33	35	33	35
# of Fee Events[1]	605	602	1,377	1,339

1.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000 (one thousand dollars).

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.31 per share of Class A and Class B common stock. The dividend will be payable on June 14, 2019 to stockholders of record as of the close of business on June 3, 2019.

As of March 31, 2019, the Company had $411 million of unrestricted cash and cash equivalents and investment securities, and loans payable and other liabilities aggregating $31 million.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Wednesday, May 8, 2019, to discuss its fiscal year and fourth quarter fiscal 2019 results. The number to call is 1-888-394-8218 (domestic) or 1-323-794-2588 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from May 8, 2019 through May 15, 2019, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 6838739#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, adjusted operating expenses and adjusted provision for income taxes are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income, adjusted operating expenses and adjusted provision for income taxes remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

Adjusted net income as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted net income, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm's commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions in number of transactions, the No. 1 global restructuring advisor in both number of transactions and value, and the No. 1 global M&A fairness opinion advisor in number of transactions over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	March 31, 2019	March 31, 2018
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$285,746	$206,723
Restricted cash	369	93,500
Investment securities	125,258	209,319
Accounts receivable, net of allowance for doubtful accounts	70,830	77,259
Unbilled work in process, net of allowance for doubtful accounts	71,891	45,862
Receivable from affiliates	8,631	8,732
Property and equipment, net of accumulated depreciation	31,034	32,146
Goodwill and other intangibles, net of accumulated amortization	794,604	723,310
Other assets	34,695	21,990
Total assets	1,423,058	1,418,841
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	404,717	377,901
Accounts payable and accrued expenses	55,048	40,772
Deferred income	27,812	3,620
Income taxes payable	7,759	9,967
Deferred income taxes	5,204	22,180
Forward purchase liability	—	93,500
Loans payable to former shareholders	2,047	3,036
Loan payable to non-affiliate	6,610	8,825
Other liabilities	22,532	6,227
Total liabilities	531,729	566,028

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 38,200,802 and 30,604,405 shares as of March 31, 2019, and March 31, 2018, respectively	38	31
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 27,197,734 and 37,187,932 shares as of March 31, 2019, and March 31, 2018, respectively	27	37
Treasury stock, at cost; 0 and 2,000,000 shares as of March 31, 2019, and March 31, 2018, respectively	—	(93,500)
Additional paid-in capital	645,090	753,077
Retained earnings	276,468	207,124
Accumulated other comprehensive loss	(30,294)	(13,956)
Total stockholders' equity	891,329	852,813
Total liabilities and stockholders' equity	1,423,058	1,418,841

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
Revenues	$291,378	$244,753	$1,084,385	$963,364

Operating expenses:
Employee compensation and benefits	190,391	155,519	692,073	636,631
Travel, meals, and entertainment	10,173	6,504	42,862	26,445
Rent	10,060	7,252	38,672	28,560
Depreciation and amortization	3,666	1,785	14,475	7,905
Information technology and communications	5,439	4,815	21,512	18,481
Professional fees	4,887	6,875	23,035	17,117
Other operating expenses, net	5,797	2,241	32,229	13,779
Total operating expenses	230,413	184,991	864,858	748,918

Operating income	60,965	59,762	219,527	214,446

Other (income) expense, net	(1,508)	(1,052)	(4,793)	(3,390)
Income before provision for income taxes	62,473	60,814	224,320	217,836

Provision for income taxes	17,125	22,715	65,214	45,553
Net income attributable to Houlihan Lokey, Inc.	$45,348	$38,099	$159,106	$172,283

Weighted average shares of common stock outstanding:
Basic	61,645,670	62,971,472	62,213,414	62,494,275
Fully Diluted	65,419,798	65,886,277	65,846,132	66,324,093
Net income per share of common stock:
Basic	$0.74	$0.61	$2.56	$2.76
Fully Diluted	$0.69	$0.58	$2.42	$2.60

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2019	2018	2019	2018
Revenues	$291,378	$244,753	$1,084,385	$963,364

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$190,391	$155,519	$692,073	$636,631
Less/Plus: Adjustments[1]	(13,269)	(2,421)	(31,685)	(24,917)
Employee Compensation and Benefits (Adjusted)	177,122	153,098	660,388	611,714

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$40,022	$29,472	$172,785	$112,287
Less/Plus: Adjustments[2]	(1,573)	(1,554)	(9,079)	(2,829)
Non-Compensation Expenses (Adjusted)	38,449	27,918	163,706	109,458

Operating Income
Operating Income (GAAP)	$60,965	$59,762	$219,527	$214,446
Less/Plus: Adjustments[3]	14,841	3,974	40,764	27,746
Operating Income (Adjusted)	75,806	63,736	260,291	242,192

Other (Income) Expenses, net
Other (Income) Expenses, net (GAAP)	($1,508)	($1,052)	($4,793)	($3,390)
Less/Plus: Adjustments[4]	—	—	719	1,552
Other (Income) Expenses, net (Adjusted)	(1,508)	(1,052)	(4,074)	(1,838)

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$17,125	$22,715	$65,214	$45,553
Less/Plus: Adjustments[5]	4,111	(955)	10,095	39,812
Provision for Income Taxes (Adjusted)	21,236	21,760	75,309	85,365

Net Income
Net Income (GAAP)	$45,348	$38,099	$159,106	$172,283
Less/Plus: Adjustments[6]	10,730	4,929	29,950	(13,618)
Net Income (Adjusted)	56,078	43,028	189,056	158,665

Diluted adjusted net income per share of common stock	$0.86	$0.65	$2.87	$2.39
____________________________
Note: Figures may not sum due to rounding

1.
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any (($5,902) in Q4 FY19 and ($2,421) in Q4 FY18 and ($24,319) YTD FY19 and ($24,917) YTD FY18), and deferred consideration from acquisition-related agreements (($7,366) in Q4 and YTD FY19).

2.
Includes costs associated with Houlihan Lokey's secondary offering of stock (($498) in YTD FY19; ($809) in Q4 FY18 and ($2,084) in YTD FY18), completed acquisitions (($1,929) in YTD FY19; ($744) in Q4 and YTD FY18), acquisition-related amortization (($1,573) in Q4 FY19; ($6,034) in YTD FY19), and HL Finance setup costs (($619) in YTD FY19).

3.	Includes adjustments from (1) and (2) above.

4.	Includes Australia related transaction expenses ($166 in YTD FY18) and the reduction of an earnout liability ($719 in YTD FY19; $1,386 in YTD FY18).

5.
Includes adjustments relating to the following: (i) the tax impact of the Tax Act and other discrete items (($1) in Q4 FY19; ($1,314) in YTD FY19; ($2,559) in Q4 FY18; $11,671 in YTD FY18), (ii) the tax impact as a result of the adoption of ASU No. 2016-09, Compensation - Stock Compensation due to the acceleration of vesting of share awards ($269 in Q4 FY18 and $19,122 in YTD FY18), and (iii) the tax impact, using the adjusted effective tax rate, of the adjustments described in footnotes 1, 2, and 4 ($4,112 in Q4 FY19; $11,409 in YTD FY19; $1,335 in Q4 FY18; $9,018 in YTD FY18).

6.	Consists of the adjustments described above net of the tax impact of described adjustments.